Exhibit 99.1
EARNINGS RELEASE
By:    Expeditors International of Washington, Inc.
1015 Third Avenue, Suite 1200
Seattle, Washington 98104
CONTACTS:

Jeffrey S. Musser	Bradley S. Powell Geoffrey Buscher
President and Chief Executive Officer    Senior Vice President and Chief Financial Officer        Director - Investor Relations
(206) 674-3433     (206) 674-3412                    (206) 892-4510

FOR IMMEDIATE RELEASE
__________________________________________________________________________________________________________________________________________________________________________
EXPEDITORS REPORTS FIRST QUARTER 2016 EPS OF $0.53 PER SHARE 1
SEATTLE, WASHINGTON - May 3, 2016, Expeditors International of Washington, Inc. (NASDAQ:EXPD) today announced first quarter 2016 financial results including the following highlights compared to the same quarter of 2015:

•	Diluted Net Earnings Attributable to Shareholders per share decreased 4% to $0.53

•	Net Earnings Attributable to Shareholders decreased 9% to $97 million

•	Operating Income decreased 10% to $152 million

•	Net Revenues[2] decreased 2% to $517 million while yields expanded 489 basis points to 36.5%

•	Airfreight tonnage volume decreased 9% and ocean container volume decreased 3%

•	Revenues decreased 15% to $1.4 billion

“We knew that comparing our 2016 results to our record year in 2015 would be challenging, especially when considering the current headwinds from slowing global trade,” commented Jeffrey S. Musser, President and Chief Executive Officer. “The business drivers in Q1 2015 were quite different from those in Q1 2016. In Q1 2015 we delivered solutions to customers who navigated around and through issues in the U.S. West Coast ports, and in Q1 2016 we worked with carriers to adjust pricing in over-supplied air and ocean markets to maintain and grow profitable market share. When reviewing the underlying fundamentals that drove these latest results, we are pleased with how things turned out. The outstanding customer service and efficiency that our people provide are critical to our success during this period of shifting balance of supply and demand.

“We are continuing our investment tied to the strategy that we laid out approximately two years ago. We have chosen the right areas of focus and our teams continue to execute extremely well. The high level of customer service offered by our employees, combined with our focus on implementing process improvements, are allowing us to continue to expand market share even in a difficult market.”

Bradley S. Powell, Senior Vice President and Chief Financial Officer, added, “Our people performed very well as we adapted to a rapidly changing marketplace affected by slowing global trade and excess carrier capacity. Similar to our Q4 2015 results, net revenue yields and cash flow from operations in Q1 2016 are among our best. Many of our customers are being cautious about how to spend their logistics dollar, taking advantage of abundant capacity in search of lower rates where possible, and we are aligning ourselves to address their needs. While volumes and average sell rates in air and ocean were lower compared to both Q1 and Q4 2015, we continued to benefit from available ocean and air carrier capacity and favorable market buying opportunities. We continued to invest in our people and our systems while carefully controlling our overhead expenses. Looking forward to Q2 and the rest of 2016, we expect rate volatility to continue and are aware of the uncertainties and challenges with the global economy and global trade and how they may continue to impact the comparisons to our 2015 financial results.”

Expeditors is a global logistics company headquartered in Seattle, Washington. The company employs trained professionals in 185 full-service offices and numerous satellite locations located on six continents linked into a seamless worldwide network through an integrated information management system. Services include the consolidation or forwarding of air and ocean freight, customs brokerage, vendor consolidation, cargo insurance, time-definite transportation, order management, warehousing distribution and customized logistics solutions.

_______________________
1Diluted earnings attributable to shareholders per share.
2Non-GAAP measure calculated as revenues less directly related operating expenses attributable to the Company's principal services. See reconciliation on the last page of this release.
NOTE: See Disclaimer on Forward-Looking Statements on the following page of this release.

Expeditors International of Washington, Inc.
First Quarter 2016 Earnings Release, May 3, 2016
Financial Highlights for the Three months ended March 31, 2016 and 2015 (Unaudited)
(in 000's of US dollars except per share data)

	Three months ended March 31,
	2016	2015	% Change
Revenues	$1,418,472	$1,677,526	(15)%
Net revenues[1]	$517,069	$529,486	(2)%
Operating income	$151,826	$168,883	(10)%
Net earnings attributable to shareholders	$96,584	$106,704	(9)%
Diluted earnings attributable to shareholders per share	$0.53	$0.55	(4)%
Basic earnings attributable to shareholders per share	$0.53	$0.56	(5)%
Diluted weighted average shares outstanding	183,018	192,707
Basic weighted average shares outstanding	182,010	191,628
_______________________
1Non-GAAP measure calculated as revenues less directly related operating expenses attributable to the Company's principal services. See reconciliation on the last page of this release.

During the three-month periods ended March 31, 2016 and 2015, respectively, the Company repurchased 1.5 million and 1.6 million shares of common stock at an average price of $47.79 and $47.86 per share.

	Employee headcount as of March 31,
	2016	2015
North America	5,652	5,399
Europe	2,731	2,552
North Asia	2,457	2,476
Middle East, Africa and India	1,479	1,369
South Asia	1,327	1,289
Latin America	775	784
Information Systems	765	705
Corporate	332	308
Total	15,518	14,882

	Year-over-year percentage increase (decrease) in:
	Airfreight kilos	Ocean freight FEU
2016
January	(9)%	(2)%
February	(12)%	(15)%
March	(7)%	8%
Quarter	(9)%	(3)%
_______________________
Investors may submit written questions via e-mail to: investor@expeditors.com. Questions received by the end of business on May 6, 2016 will be considered in management's 8-K “Responses to Selected Questions” expected to be filed on or about May 13, 2016.

Disclaimer on Forward-Looking Statements:
Certain portions of this release contain forward-looking statements which are based on certain assumptions and expectations of future events that are subject to risks and uncertainties, including comments on future pricing volatility and impacts on margins, ability to maintain current margin levels, condition of the global economy and global trade, ability to grow profitable market share, ability to achieve benefits from strategies, and availability of carrier capacity and low rates. Actual future results and trends may differ materially from historical results or those projected in any forward-looking statements depending on a variety of factors including, but not limited to, our ability to maintain consistent and stable operating results, future success of our business model, ability to perpetuate profits, changes in customer demand for Expeditors’ services caused by a general economic slow-down, customers’ inventory build-up, decreased consumer confidence, volatility in equity markets, energy and fuel prices, political changes, foreign exchange rates, regulatory actions or changes or the unpredictable acts of competitors and other risks, risk factors and uncertainties detailed in our Annual Report as updated by our reports on Form 10-Q, filed with the Securities and Exchange Commission.

EXPEDITORS INTERNATIONAL OF WASHINGTON, INC.
AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
(In thousands, except per share data)
(Unaudited)

	March 31, 2016	December 31, 2015
Assets
Current Assets:
Cash and cash equivalents	$1,013,917	$807,796
Accounts receivable, net	1,010,667	1,112,260
Deferred Federal and state income taxes	18,203	16,861
Other current assets	44,693	56,453
Total current assets	2,087,480	1,993,370
Property and equipment, net	526,941	524,724
Goodwill	7,927	7,927
Other assets, net	57,395	56,417
	$2,679,743	$2,582,438
Liabilities and Equity
Current Liabilities:
Accounts payable	623,699	645,304
Accrued expenses, primarily salaries and related costs	202,284	186,571
Federal, state and foreign income taxes	28,432	29,498
Total current liabilities	854,415	861,373
Deferred Federal and state income taxes	42,817	26,389

Commitments and contingencies

Shareholders’ Equity:
Preferred stock; none issued	—	—
Common stock, par value $0.01 per share. Issued and outstanding 181,562 shares at March 31, 2016 and 182,067 shares at December 31, 2015	1,816	1,821
Additional paid-in capital	3,851	31
Retained earnings	1,845,356	1,771,379
Accumulated other comprehensive loss	(71,772)	(81,238)
Total shareholders’ equity	1,779,251	1,691,993
Noncontrolling interest	3,260	2,683
Total equity	1,782,511	1,694,676
	$2,679,743	$2,582,438

03-May-2016	Expeditors International of Washington, Inc.	Page 3 of 7

EXPEDITORS INTERNATIONAL OF WASHINGTON, INC.
AND SUBSIDIARIES
Condensed Consolidated Statements of Earnings
(In thousands, except per share data)
(Unaudited)

	Three months ended
	March 31,
	2016	2015
Revenues:
Airfreight services	$560,853	$707,444
Ocean freight and ocean services	454,192	565,717
Customs brokerage and other services	403,427	404,365
Total revenues	1,418,472	1,677,526
Operating Expenses:
Airfreight services	388,777	513,001
Ocean freight and ocean services	323,020	445,456
Customs brokerage and other services	189,606	189,583
Salaries and related costs	283,355	278,878
Rent and occupancy costs	26,859	25,388
Depreciation and amortization	11,329	11,529
Selling and promotion	9,432	9,247
Other	34,268	35,561
Total operating expenses	1,266,646	1,508,643
Operating income	151,826	168,883
Other Income (Expense):
Interest income	2,779	2,732
Other, net	879	34
Other income, net	3,658	2,766
Earnings before income taxes	155,484	171,649
Income tax expense	58,437	64,317
Net earnings	97,047	107,332
Less net earnings attributable to the noncontrolling interest	463	628
Net earnings attributable to shareholders	$96,584	$106,704
Diluted earnings attributable to shareholders per share	$0.53	$0.55
Basic earnings attributable to shareholders per share	$0.53	$0.56
Weighted average diluted shares outstanding	183,018	192,707
Weighted average basic shares outstanding	182,010	191,628

03-May-2016	Expeditors International of Washington, Inc.	Page 4 of 7

EXPEDITORS INTERNATIONAL OF WASHINGTON, INC.
AND SUBSIDIARIES
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Three months ended
	March 31,
	2016	2015
Operating Activities:
Net earnings	$97,047	$107,332
Adjustments to reconcile net earnings to net cash from operating activities:
Provision for losses on accounts receivable	578	277
Deferred income tax expense	9,896	11,937
Excess tax benefits from stock plans	—	(1,480)
Stock compensation expense	10,831	9,907
Depreciation and amortization	11,329	11,529
Other	36	86
Changes in operating assets and liabilities:
Decrease (increase) in accounts receivable	112,710	(46,790)
(Decrease) increase in accounts payable and accrued expenses	(15,344)	14,895
Increase in income taxes payable, net	10,925	23,132
(Increase) decrease in other current assets	(2,055)	3,569
Net cash from operating activities	235,953	134,394
Investing Activities:
(Increase) decrease in short-term investments, net	(35)	40,274
Purchase of property and equipment	(14,035)	(9,445)
Other, net	(524)	198
Net cash from investing activities	(14,594)	31,027
Financing Activities:
Proceeds from issuance of common stock	41,635	35,048
Repurchases of common stock	(70,292)	(77,368)
Excess tax benefits from stock plans	—	1,480
Distribution to noncontrolling interest	—	(857)
Net cash from financing activities	(28,657)	(41,697)
Effect of exchange rate changes on cash and cash equivalents	13,419	(17,687)
Increase in cash and cash equivalents	206,121	106,037
Cash and cash equivalents at beginning of period	807,796	927,107
Cash and cash equivalents at end of period	$1,013,917	$1,033,144
Taxes paid:
Income taxes	$37,984	$28,261

03-May-2016	Expeditors International of Washington, Inc.	Page 5 of 7

EXPEDITORS INTERNATIONAL OF WASHINGTON, INC.
AND SUBSIDIARIES
Business Segment Information
(In thousands)
(Unaudited)

	UNITED STATES	OTHER NORTH AMERICA	LATIN AMERICA	NORTH ASIA	SOUTH ASIA	EUROPE	MIDDLE EAST, AFRICA and INDIA	ELIMI- NATIONS	CONSOLI- DATED
Three months ended March 31, 2016:
Revenues from unaffiliated customers	$407,826	52,106	20,064	497,232	136,418	221,897	82,929	—	1,418,472
Transfers between geographic areas	26,034	2,700	3,601	5,096	5,806	10,361	5,394	(58,992)	—
Total revenues	$433,860	54,806	23,665	502,328	142,224	232,258	88,323	(58,992)	1,418,472
Net revenues	$220,698	27,378	13,733	110,791	39,518	74,541	30,407	3	517,069
Operating income	$48,205	7,291	3,852	55,218	15,691	12,253	9,313	3	151,826
Identifiable assets	$1,255,099	119,258	56,334	455,973	133,940	438,711	216,576	3,852	2,679,743
Capital expenditures	$8,137	311	485	1,085	655	2,119	1,243	—	14,035
Depreciation and amortization	$7,332	364	253	1,319	512	1,098	451	—	11,329
Equity	$978,426	79,312	37,325	300,188	115,606	167,726	137,112	(33,184)	1,782,511
Three months ended March 31, 2015:
Revenues from unaffiliated customers	$444,181	54,794	24,081	645,444	181,381	242,086	85,559	—	1,677,526
Transfers between geographic areas	27,675	2,814	4,777	5,697	5,915	9,637	5,067	(61,582)	—
Total revenues	$471,856	57,608	28,858	651,141	187,296	251,723	90,626	(61,582)	1,677,526
Net revenues	$219,603	30,678	16,559	117,405	42,200	75,888	27,153	—	529,486
Operating income	$59,181	11,091	5,356	57,056	13,880	15,071	7,248	—	168,883
Identifiable assets	$1,451,103	109,180	57,232	541,983	143,910	430,338	198,954	11,078	2,943,778
Capital expenditures	$6,325	288	617	290	319	1,148	458	—	9,445
Depreciation and amortization	$7,393	292	268	1,399	530	1,246	401	—	11,529
Equity	$1,182,808	58,998	34,604	306,775	106,139	154,343	120,086	(36,222)	1,927,531

03-May-2016	Expeditors International of Washington, Inc.	Page 6 of 7

Net Revenues (Non-GAAP measure)

We commonly refer to the term “net revenues” when commenting about our Company and the results of its operations. Net revenues are a Non-GAAP measure calculated as revenues less directly related operations expenses attributable to the Company's principal services. We believe that net revenues are a better measure than are total revenues when analyzing and discussing our effectiveness in managing our principal services since total revenues earned as a freight consolidator must consider the carriers' charges to us for carrying the shipment, whereas revenues earned in other capacities include primarily the commissions and fees earned by us. Net revenue is one of our primary operational and financial measures and demonstrates our ability to concentrate and leverage purchasing power through effective consolidation of shipments from customers utilizing a variety of transportation carriers and optimal routings. Using net revenues also provides a commonality for comparison among various services. The following table presents the calculation of net revenues.

	Three months ended
	March 31,
(in thousands)	2016	2015
Total revenues	$1,418,472	$1,677,526
Expenses:
Airfreight services	388,777	513,001
Ocean freight and ocean services	323,020	445,456
Customs brokerage and other services	189,606	189,583
Net revenues	$517,069	$529,486

03-May-2016	Expeditors International of Washington, Inc.	Page 7 of 7